Exhibit 99.1

Press Release

HowStuffWorks and INTAC International Announce Increased Financing to Approximately $50 Million for Their HSW International Merger

HONG KONG and ATLANTA, Jan. 29 /PRNewswire-FirstCall/ — INTAC International, Inc. (Nasdaq: INTN / FSE: WKN 805768) (“INTAC”), an emerging provider of educational and career development services, software for educational institutions and distributor of wireless handset products in China, and HowStuffWorks, Inc. (“HowStuffWorks”), an online publishing company widely recognized as a leading source for clear, reliable explanations of how everything actually works, today announced increased financing to approximately $50 million in connection with the merger transaction (the “Merger”) between INTAC and HSW International, Inc. (“HSW International”) announced in a press release dated April 20, 2006. This amount is an estimate based upon agreements for the purchase of $43.5 million of common stock of HSW International and an additional 900,000 shares of common stock of HSW International at a price to be determined at the time of effectiveness of a registration statement expected to be filed.

INTAC’s largest institutional shareholder, which previously agreed to purchase $10 million of common stock of HSW International, has agreed to increase such amount to a total of $16 million. Concurrently, various institutional investors have agreed to purchase approximately $34 million of common stock of HSW International. This increased capital will allow HSW International to finance the growth and development of its new businesses in emerging markets, commencing with China and Brazil.

The common stock has not been registered, is being sold pursuant to an exemption from registration, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. HSW International has agreed to register such common stock for resale. The Stock Purchase Agreement with High River Limited Partnership and StuffWorks, LLC, as previously announced on April 20, 2006, has been mutually terminated by the parties thereto.

In addition, INTAC today announced that it has entered into a Share Purchase Agreement to sell its wireless handset distribution business to an entity affiliated with its Chairman and CEO, Wei Zhou, in accordance with the letter of intent as previously announced on August 10, 2006. Such entity has agreed to purchase the wireless distribution business in exchange for 3 million shares of the INTAC common stock held by Mr. Zhou. The consummation of this transaction is anticipated to be concurrent with the closing of the Merger.

In connection with these agreements, INTAC, HowStuffWorks, and HSW International have amended the Agreement and Plan of Merger among the parties to reflect recent developments.

The closing of the Merger is subject to customary closing conditions, including approval by INTAC’s shareholders and effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission with respect to the issuance of the common stock of HSW International to shareholders of INTAC.

About INTAC International, Inc.

INTAC International, Inc. is a leading provider of integrated educational and career development services as well as management software products for educational institutions in China. INTAC International is also engaged in the distribution of premium brand wireless handset products. INTAC is a Nevada corporation and is headquartered in Hong Kong.

About HowStuffWorks, Inc.

HowStuffWorks, Inc. is an online publishing company that provides objective, credible and useful information for people to learn about the world around them and make smart decisions. The company’s award-winning Web site is the ultimate source for in-depth, easy-to-understand explanations, expert product reviews, comprehensive buying guides and informational videos, simplifying thousands of topics in the areas of health, science, travel, automotive, electronics and consumer products, among others.

HowStuffWorks is the exclusive digital publisher for Consumer Guide and Mobil Travel Guide, leading providers of expert reviews and ratings online at ConsumerGuide.com and MobilTravelGuide.com. Founded in 1999, HowStuffWorks is headquartered in Atlanta, GA. For more information, visit http://www.howstuffworks.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between INTAC and HSW International, Inc. and the proposed sale of INTAC’s wireless distribution business. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of INTAC. Relevant risks and uncertainties include those referenced in INTAC’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include but are not limited to: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; governmental laws and regulations. Risks and uncertainties relating to the proposed business combination and/or the proposed sale of the wireless distribution business include but are not limited to: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transactions will not be consummated; the anticipated benefits of the proposed transactions will not be realized; and the integration of HSW International, Inc.’s operations with INTAC will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. INTAC assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This press release is not a substitute for the proxy statement/prospectus and any other documents INTAC and HSW International, Inc. will file with the SEC at an appropriate time. Investors and stockholders are urged to read such proxy statement/prospectus and any other such documents, when available, which would contain important information about the proposed transactions. The proxy statement/prospectus would be, and other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC are or will be, available free of charge at the SEC’s website

(http://www.sec.gov) or from INTAC by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International at 469/916-9891 or david.darnell@intac- asia.com.

INTAC is not currently engaged in a solicitation of proxies from the stockholders of INTAC or HSW International, Inc. in connection with either the proposed business combination between INTAC and HSW International, Inc. or the proposed sale of the wireless distribution business. If a proxy solicitation commences, INTAC, HSW International, Inc. and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated February 15, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus INTAC will file with the SEC at an appropriate time.

For Further Investor Information:
J. David Darnell
Senior Vice President & Chief Financial Officer
INTAC International
PH: (469) 916-9891
david.darnell@intac-asia.com

For Media Inquires:
Michele Wisch
HowStuffWorks
PH: (404) 760-4336
media@howstuffworks.com